CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and The Board of Trustees of
Lepercq-Istel Trust:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                            /s/ KPMG Peat Marwick LLP


Milwaukee, Wisconsin
February 25, 1998